EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our audit report on the financial statements of IGEN Networks Corp. for the periods ended December 31, 2021, dated March 30, 2022, included in IGEN Networks Corp’s, Registration Statement on Form S-1 dated June 13, 2022.

Los Angeles, California
June 17, 2022